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                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 16, 1998, relating to the financial statements, which appears on page 34 of the 1998 Annual Report to Shareholders of Westvaco Corporation, which is incorporated by reference in Westvaco Corporation's Annual Report on Form 10-K for the year ended October 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.